                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                  FORM 8-K/A-1



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 6, 2003


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                0-20117                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
--------------------------------------------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON MARCH 6, 2003 REGARDING FULL YEAR RESULTS FOR 2002.

               TEXAS BIOTECHNOLOGY REPORTS FULL YEAR 2002 RESULTS

HOUSTON, TX, MARCH 6, 2003 - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the fourth quarter and full year of 2002. Financial results for the year and the fourth quarter ended December 31, 2002 were in line with management's prior guidance.

FOURTH QUARTER 2002 FINANCIAL HIGHLIGHTS

      o Net loss for the fourth quarter of 2002 was $4.7 million, or $0.11 per basic and diluted share, compared to a net loss of $7.8 million, or $0.18 per basic and diluted share, for the same period last year.

      o The decreased loss in the current quarter is primarily due to decreased research and development costs associated with the clinical trials for the development of Argatroban as a treatment for ischemic stroke and percutaneous coronary intervention, and for sitaxsentan as a treatment for pulmonary arterial hypertension.

      o Revenue in the fourth quarter of 2002 was $2.8 million compared to $2.5 million in the comparable quarter of 2001. In the fourth quarter of 2002, the Company's royalties earned on net sales of Argatroban increased to $1.0 million compared to approximately $0.7 million in the fourth quarter of 2001.

FULL YEAR FINANCIAL HIGHLIGHTS

      o Net loss for the year ended 2002 was $23.5 million, or $0.54 per basic and diluted share, compared to a net loss of $19.1 million, or $0.44 per basic and diluted share, for the same period last year.

      o  Total research and development expenses (including Texas
         Biotechnology's share of expenses incurred by the ICOS-TBC partnership) was $28.6 million in year 2002, compared to $27.3 million for the comparable period in 2001.

      o Revenues in 2002 were $10.4 million compared to $8.9 million in 2001. The Company's royalties on net sales of Argatroban increased to $3.5 million in 2002, compared with $1.6 million in 2001.

"We are pleased with our accomplishments in 2002," stated Bruce D. Given, M.D., President and CEO of Texas Biotechnology. "We have worked diligently to manage the Company's utilization of cash and those efforts proved effective. This has left us well positioned to progress our strategy in 2003," Dr. Given added.

Cash, cash equivalents and investments at December 31, 2002 were approximately $68 million, compared with $95.4 million at December 31, 2001.

RECENT EVENTS

In January 2003 the Company announced plans to reacquire full development and worldwide marketing rights to the pulmonary arterial hypertension drug, sitaxsentan, from ICOS-Texas Biotechnology, L.P., a partnership formed by Texas Biotechnology and ICOS Corporation in June 2000. ICOS and Texas Biotechnology are currently negotiating the terms pursuant to which Texas Biotechnology might independently continue the endothelin antagonist program.

YEAR 2003 FINANCIAL OUTLOOK

The Company reiterates prior guidance provided on February 26, 2003. Guidance for 2003 includes results of Revotar, the Company's majority owned affiliate.

     o  Net sales of Argatroban by GSK                  $30 to $35 million
     o  Revenues                                        $10.5 to $12 million
     o  Expenses (net of Revotar minority interest)     $42.0 to $45 million
     o  Investment Income                               $0.9 to $1.1 million
     o  Estimated Net Loss                              $30.0 to $33.0 million
     o  Cash and Investments at Year End                $32.0 to $35.0 million

Dr. Given will speak at the 23rd Annual SG Cowen Health Care Conference in Boston on Wednesday, March 19th at 10:15 a.m. Eastern. A webcast of the presentation will be provided by SG Cowen and may be viewed in real time at www.sgcowen.com. Alternatively, the webcast can be accessed on Texas Biotechnology's website at www.tbc.com.

ABOUT SITAXSENTAN AND PAH

Sitaxsentan is a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. Sitaxsentan is selective in the targeting of the endothelin A receptor.

Pulmonary arterial hypertension (PAH) is a condition that involves high blood pressure and structural changes in the walls of the pulmonary arteries, which are the blood vessels that connect the right side of the heart to the lungs. PAH causes shortness of breath, limits activity, and is eventually fatal unless treated successfully with heart and lung transplant. Primary and secondary pulmonary arterial hypertension are estimated to afflict up to 100,000 people worldwide, many of whom are children or young adults.

ABOUT TEXAS BIOTECHNOLOGY CORPORATION

Texas Biotechnology Corporation, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Texas Biotechnology is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Its majority owned affiliate Revotar Biopharmaceuticals AG is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Texas Biotechnology has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Texas Biotechnology please visit our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                  Amounts in thousands (except per share data)

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                               Three Months Ended                Twelve Months Ended
                                                  December 31,                       December 31,
                                            ------------------------           -------------------------
                                              2002            2001               2002             2001
                                            --------        --------           ---------        --------
Revenues                                    $  2,809        $  2,481           $  10,433        $  8,917

Operating expenses:
  Research and development                     3,959           6,027              20,066          17,861
  Equity in loss of affiliate                  2,251           3,523               8,557           9,450
  General and administrative                   2,173           2,020               8,976           6,733
                                            --------        --------           ---------        --------
Total expenses                                 8,383          11,570              37,599          34,044
                                            --------        --------           ---------        --------
Operating loss:                               (5,574)         (9,089)            (27,166)        (25,127)

Investment income, net                           536             986               2,472           5,236

Minority interest in Revotar                     381             299               1,225             749
                                            --------        --------           ---------        --------
Net loss                                    $ (4,657)       $ (7,804)          $ (23,469)       $(19,142)
                                            ========        ========           =========        ========
Net loss per
  common share:
(basic and diluted)                         $  (0.11)       $  (0.18)          $   (0.54)       $  (0.44)

Weighted average
  common shares
  outstanding:                                43,805          43,571              43,741          43,637
(basic and diluted)

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            Dec. 31,            Dec. 31,
                                                              2002                2001
                                                            --------            --------
Cash, cash equivalents, investments
  and accrued interest                                      $ 68,005            $ 95,427
Other assets                                                   9,787               8,935
                                                            --------            --------
Total assets                                                  77,792             104,362
                                                            ========            ========

Total liabilities                                              7,388               9,622
Deferred income                                                5,718               6,670
Minority interest in affiliate                                 2,608               3,833
Stockholders' equity                                          62,078              84,237
                                                            --------            --------
                                                            $ 77,792            $104,362
                                                            ========            ========

Note: Certain reclassifications have been made to prior period information to conform with the December 31, 2002 presentation with no effect on net loss previously reported.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date April 2, 2003                    TEXAS BIOTECHNOLOGY CORPORATION


                                      /s/ Stephen L. Mueller
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
                                      Secretary and Treasurer